Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cardica, Inc

Redwood City, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-146708, 333-162780, 333-171195 and 333-171197) and Form S-8 (Nos. 333-132155, 333-139134, 333-148196, 333-157387, 333-163291, 333-180378, 333-187764 and 333-198944) of Cardica, Inc. of our report dated September 25, 2015, relating to the consolidated financial statements of Cardica, Inc. which appears in this Form 10-K.

/s/ BDO USA, LLP

San Jose, California

September 25, 2015